Exhibit 4.8

[Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Such omitted portions are indicated by the characters “[***]”.]

ELK VALLEY FARMIN AND OPERATING AGREEMENT

THIS AGREEMENT made as of the 30th day of June, 2005.

BETWEEN:

ENCANA OIL & GAS PARTNERSHIP, a general partnership, formed pursuant to the laws of the Province of Alberta (hereinafter referred to as “EnCana”)

- and -

STORM CAT ENERGY CORPORATION, a body corporate, incorporated pursuant to the laws of the Province of British Columbia (hereinafter referred to as “Storm Cat”)

WHEREAS EnCana is entitled to a 100% interest in and to the EnCana Assets.

AND WHEREAS Storm Cat wishes to earn and acquire from EnCana an undivided fifty (50%) percent interest in and to the EnCana Assets.

NOW THEREFORE in consideration of the recitals and of the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1           Definitions

In this Agreement, the following words and phrases shall have the following respective meanings, namely:

(a)           “Acquisition” includes an acquisition by any means whatsoever including farmin, purchase, third party freehold leasing or British Columbia Crown sale.

(b)           “AMI Period” means a period of [***] from and after Storm Cat’s right to earn an interest hereunder has ended.

(c)           “Discrepancy” means any inaccuracy, inconsistency, or error with respect to any Financial Records.

(d)           “Due Diligence Materials” means the following information:

(i)      all title opinions and reports;

(ii)     all of the EnCana Title Documents and any other agreements and documents to which the EnCana Assets are subject, including, without limitation, the Multiple Mineral Development Agreement;

(iii)    evidence with respect to the payment of all bonuses, rentals, royalties and other payments due under the EnCana Title Documents and any other agreements and documents to which the EnCana Assets are subject;

(iv)    lease records, data sheets, production records, ownership maps and surveys;

(v)     permits, easements, licenses and orders.

(e)           “Earning Phase Termination Notice” means a notice issued by EnCana pursuant to clause 5.1, which notice terminates the right of Storm Cat to thereafter earn an interest in the EnCana Assets.

(f)            “Earning Point Notice” means a notice issued by Storm Cat as described in clause 3.4.

(g)           “Effective Date” means the 29th day of June, 2005.

(h)           “EnCana Assets” means the Farmout Lands and the EnCana Title Documents, subject only to the EnCana Encumbrances, together with the EnCana Wells and any EnCana Facilities Inventory relating thereto.

(i)            “EnCana Encumbrances” means the encumbrances, if any, described in Schedule “A”.

(j)            “EnCana Facilities inventory” means the facilities and inventory other than Stock Pile Inventory located on the Farmout Lands and valued at [***].

(k)           “EnCana Stockpile Inventory” means the stockpile inventory described in Schedule “B” and valued at [***].

(I)            “EnCana Title Documents” means the documents of title described in Schedule “A” insofar as they pertain to petroleum and natural gas underlying the Farmout Lands, and all renewals or extensions thereof or further documents of title issued pursuant thereto.

(m)          “EnCana Weils” means those wells located on the Farmout Lands described in Schedule “A”.

(n)           “Farmout Lands” means EnCana’s working interest in those lands and rights more particularly described in Schedule “A” attached hereto, which shall include any natural gas found in association with coalbed formations within such lands.

(o)           “Financial Records” means all accounts and supporting records of Storm Cat with respect to ail transactions bearing directly or indirectly on operations conducted by Storm Cat pursuant to this Agreement insofar as they affect the calculation of actual costs and expenses expended by Storm Cat in respect of the Earning Operations and Project Payout Account.

(p)           “Multiple Mineral Development Agreement” means the Multiple Mineral Development Agreement (Elkford Valley) dated July 17, 2002 between EnCana Oil & Gas Partnership and Fording Coal Limited.

(q)           “Operating Procedure” means the 1990 CAPL Operating Procedure and 1996 (PAWC) Accounting Procedure attached thereto containing those rates and electives described in Schedule “C” attached hereto.

(r)            “Permitted Encumbrances” means:

(i)            the EnCana Encumbrances; and

(ii)           the Multiple Mineral Development Agreement,

(s)           “Records” means Financial Records and Technical Records.

(t)            “Technical Records” means all records of Storm Cat, other than Financial Records, with respect to the operations conducted by Storm Cat pursuant to the Agreement.

1.2           Schedules

The following Schedules are attached to and incorporated in this Agreement:

(a)           Schedule “A” which describes the:

Farmout Lands
EnCana Title Documents
EnCana Encumbrances
EnCana Wells

(b)           Schedule “B” which describes the EnCana Stockpile Inventory

(c)           Schedule “C” which contains the Operating Procedure and electives and the following exhibits thereto:

Exhibit 1 the Accounting Procedure - rates and electives

(d)           Schedule “D” which contains the EnCana Well Data Requirement Sheet

(e)           Schedule “E” which contains the CAPL Royalty Procedure (Version 1.0)

ARTICLE 2

TITLE AND ENCUMBRANCES

2.1           Representations of EnCana

Storm Cat acknowledges that it has agreed to earn and acquire an undivided fifty (50%) percent interest in and to the EnCana Assets on an “as is, where is” basis, without representation and warranty from EnCana, and without reliance on any information provided to Storm Cat by EnCana or any third party, except that and subject in all instances to the Permitted Encumbrances, EnCana makes the following representations and warranties to Storm Cat:

(a)           EnCana has not alienated or encumbered the EnCana Assets or any part or portion thereof, EnCana has not committed and is not aware of there having been committed any act or omission whereby the interest of EnCana in and to the EnCana Assets or any part or portion thereof may be cancelled or determined, and the EnCana Assets are now free and clear of all iiens, royalties, conversion rights and other claims of third parties, created by, through or under EnCana or of which EnCana has knowledge;

(b)           EnCana has, prior to the execution and delivery of this Agreement, made available to Storm Cat the Due Diligence Materials pertaining to the EnCana Assets which is in the possession of EnCana or to which EnCana has access; and

(c)           EnCana has the full right, power and authority to enter into this transaction.

2.2           Acceptance of EnCana Assets

EnCana disclaims any liability and responsibility for any representation or warranty which may have been made, or may be alleged to have been made, and which is contained in any instrument or document relative hereto or to the transactions provided for in this Agreement, or contained in any statement or information made or communicated (verbally or in writing) to Storm Cat, including without limitation, any opinion, information or advice which may have been provided to Storm Cat by any representative of EnCana. Without limiting the generality of the foregoing, EnCana makes no representations or warranties or covenants as to:

(a)           EnCana’s title in or to the EnCana Assets, except as, and only to the extent, set forth in subclause 2.1 (a) of this Agreement;

(b)           the amounts, or rates of production, quality, content, chemical composition, recoverability or deliverability of hydrocarbons attributable to the Farmout Lands;

(c)           the quality, fitness, condition, merchantability or serviceability of all or any of the EnCana Assets;

(d)           any engineering, geological or other interpretations or economic evaluations of the EnCana Assets;

(e)           both past actuals and future estimates of prices or cash flows attributable to the EnCana Assets; or

(f)            assessments or estimates of the value of the EnCana Assets or marketability of the petroleum and natural gas attributable to the Farmout Lands.

Storm Cat acknowledges that it has made its own independent investigation, analysis, evaluation, verification and inspection of EnCana’s interest in and to the EnCana Assets and the state and condition thereof, including without limitation, Storm Cat’s own estimate and appraisal of the extent, suitability, chemical composition, content and value of the reserves of hydrocarbons attributable to the EnCana Assets and of the condition, content, suitability, composition and capacity of the EnCana Assets, and that it has relied solely on such investigation, analysis, evaluation, verification and inspection as to its assessment of, without limitation, the condition, quality, quantum and value of the EnCana Assets.

ARTICLE 3

EARNING PHASE

3.1           [***] shall at its sole option, risk and expense, have the right to explore, appraise, develop and/or evaluate any portion of the Farmout Lands for the purpose of producing natural gas and other hydrocarbons found to be occupying, or in association within, any coalbed formations or otherwise by performing, but not limited to the following work (“Earning Operations”):

(i)            [***];

(ii)           [***];

(iii)          [***].

(iv)          [***].

3.2           Earning Expenditures means the amount of twelve million Canadian dollars ($12,000,000. CDN) being the “Earning Expenditure Amount” expended by Storm Cat on Earning Operations (as defined in Clause 3.1 hereof). Storm Cat shall create a payout expenditure account to record all Earning Expenditures related to those operations as provided for in Clause 3.1 hereof. At a minimum Storm Cat shall expend the amount of two million Canadian dollars $2,000,000 Cdn) of the Earning Expenditures Amount on or before the expiration of one (1) year from the Effective Date.

When Storm Cat has expended the Earning Expenditure Amount, such point in time shall be deemed the “Earning Point”. Storm Cat shall immediately provide EnCana with a notice upon reaching the Earning Point.

3.3           During the Earning Phase Storm Cat agrees to pay to EnCana the EnCana [***] on all [***] produced, saved and sold from any portion of the Farmout Lands so long as Storm Cat retains the right to earn an interest hereunder. Such [***] payable to EnCana shall be calculated on and payable on [***] and in accordance with the provisions of the [***].

3.4           Having reached Earning Point and provided Storm Cat is not otherwise in default hereunder, Storm Cat shall earn [***] of EnCana’s interest in the EnCana Assets such that same shall be held:

Storm Cat       [***]%

EnCana          [***]%

3.5           Earning Point Election

Encana shall for a period of [***] from receipt of Storm Cat’s notice of reaching Earning Point, have the option to retain a [***] working interest position in the Farmout Lands or elect to convert such interest to a [***], being “Encana’s [***] on all [***] produced, saved and sold from any portion of the Farmout Lands as earned by Storm Cat, subject to EnCana’s [***] at Project Payout. Such [***] payable to EnCana shall be calculated on and payable on EnCana’s [***] interest on a [***] basis and in accordance with the provisions of the [***].

3.6           Project Payout

“Project Payout” means where EnCana has elected to be in EnCana’s [***] as provided for in subclause 3.4, the first day of the month following the month in which the revenue Storm Cat has recovered from the sale of all [***] produced from the Farmout Lands [***] is equal to the [***] incurred by the Storm Cat as to all of [***] related to the Farmout Lands.

Where EnCana has elected to be in EnCana’s [***] as provided for in subclause 3.4, the Project Payout Account shall be reduced as to the EnCana Facilities inventory amount, being an estimated [***] (such amount to be audited within [***] days of the Effective Date).

Storm Cat shall provide an account to EnCana on a [***] as to the Project Payout (the “Project Payout Account”). Upon Project Payout as described herein, Storm Cat shall immediately provide EnCana with written notice of the same.

ARTICLE 4

CONDUCT OF OPERATIONS DURING EARNING PHASE

4.1           Conduct of Operations

(a)           The “Earning Phase” shall mean that period [***] wherein the provisions of this Article shall govern the conduct of all operations relating to the EnCana Assets.

(b)           During the Earning Phase [***] shall be designated supervisory operator [***] being designated the operating company for conducting operations wherein the parties shall establish an operating committee to provide for the orderly planning of operations to be conducted in respect of the Earning Operations. Each party shall appoint a [***] to the operating committee. Any party may revoke the appointment of it representatives or alternative and make a new appointment by notice to the other party. Unless and to the extent that the parties have otherwise agreed to restrict attendance to the representatives of the parties with respect to the consideration of a specific item, a representative of a party attending an operating committee meeting may be accompanies by a reasonable number of advisors. The operating committee shall at least meet [***] or at such other times as agreed to by the operating committee. [***] shall chair such general meetings of the operating committee. The operating committee shall also meet throughout the year not later than [***] following receipt of notice by a party requesting a special meeting. [***] shall give reasonable advance notice of each meeting indicating the time and the location of the meeting and include a proposed agenda. [***] shall prepare and circulate a draft of the minutes of the meeting to [***] as soon as practicable after the meeting. Unless otherwise agreed by the parties, the meetings shall be held at the [***], or as otherwise agreed to by the parties.

(c)           After [***] of the Earning Phase, the parties shall meet to review the operations conducted by [***] for the purpose of [***] being considered full operator for the balance of the Earning Phase and thereafter.

(d)           [***] shall, while it remains the supervisory operator, recommend to [***] field operations personnel who will be responsible to operate the field and any onsite activities. The parties will jointly select these onsite supervisors, and both parties shall have the right to veto any proposed supervisor who does not meet the requirements of the party in their sole discretion. Such personnel will take operational direction from [***], but shall be ultimately responsible to [***] to adhere to all Province of British Columbia regulations and [***] policies. Such personnel, if they typically work full time for [***] shall be charged out to [***] at the same rates as would be normally charged to [***], plus a [***] administration fee. Notwithstanding the above, if in [***] reasonable opinion, a proposed operation by [***] has the potential to contravene any regulation or has the potential to cause environmental or safety hazards, [***], at its sole discretion, may appoint additional personnel to take control of such operation until such potential hazard has been remedied. Such additional personnel shall be at [***] expense.

4.2           Application of Operating Procedure During Earning Phase

During the Earning Phase, subject to Clause 4.1, the following Articles of the Operating Procedure shall apply with [***], making such changes as are necessary:

(a)           Article 1 - Interpretation;

(b)           Article 3 - Functions and Duties of Operator; Clauses 304, 305, 306, 307, 310 and 311 b

(c)           Article 12 - Abandonment of Wells; Clauses 1201 and 1202

(d)           Article 18 - Confidential Information; and

(e)           Article 28 - Miscellaneous.

4.3           Maintaining Title During Earning Phase

(a)           For the period from the Effective Date until the Earning Point Notice or the Earning Phase Termination Notice has been issued, whichever occurs first, EnCana shall not grant any interest in the EnCana Assets and shall not do or cause to be done any act or omission whereby the EnCana Assets become encumbered, terminated or forfeited.

(b)           After the Effective Date, but prior to the issuance of the Earning Point Notice, the payment of all Crown and Fording Coal annual Petroleum and Natural Gas lease rentals, surface lease rentals and Fording Road Use fees applicable to the Farmout Lands and surface thereto, shall be paid [***]. After such time, title documents, surface lease and road use fee 2005 annual anniversary dates, [***].

(c)           After the Earning Phase, [***] shall bear all title documents, surface lease and road use costs [***].

4.4           Audits During Earning Phase

(a)           Storm Cat shall establish and maintain in Alberta accounting records in accordance with Canadian Generally Accepted Accounting Principles and the Accounting Procedure for the calculation of all costs and expenses incurred in respect of the Earning Phase.

(b)           Storm Cat shall retain Records until the later of:

(i)            2 years after the end of the calendar year in which Storm Cat issues the Earning Point Notice; or

(ii)           the period of time prescribed by the Regulations.

In the event of a Claim, Storm Cat shall keep Records until such Claim is finally resolved and for such longer period of time as Storm Cat may reasonably request.

(c)           EnCana may, from time to time and at its expense, have its representatives examine any of the Records at any time up to the end of the period for which Storm Cat is required to keep Records pursuant to Subclause 4.4(b) of this Agreement. Storm Cat shall provide reasonable assistance and facilities to those conducting an examination, including the conversion to a readily understandable format of those Records kept in electronic format or in any other format which cannot be readily understood without special equipment or specialized knowledge.

(d)           EnCana may give notice of a claim to Storm Cat within two (2) months following the completion of an examination of Records. Storm Cat shall respond in writing to any claim within 6 months of receipt of such claim. Upon resolution of a claim, Storm Cat shall amend the Records as required to reflect the resolution of the claim. To the extent that the parties are unable to resolve any outstanding claim disclosed by an examination, such claim shall be resolved by mediation, provided that, at any time during or within 30 days of the conclusion or termination of the mediation efforts, any party involved in the audit exception may elect by notice to the other parties involved to have such audit exception resolved pursuant to the Arbitration Act (Alberta).

4.5           Permitted Assignments During Earning Phase

Prior to conducting its first Earning Operation, Storm Cat shall have the right to assign a portion of this agreement with the consent of EnCana. EnCana’s consent shall only be granted should it deem, with its sole discretion, the proposed assignee to be a reputable and respected company within the industry. The consent of the EnCana to such an assignment shall not relieve or release the Storm Cat from any obligation herein unless agreed to by EnCana.

ARTICLE 5

TERMINATION OF EARNING PHASE

5.1           Issuance of Earning Phase Termination Notice

Should any of the following events occur (Terminating Events”), EnCana at its sole option may elect to terminate this Agreement and claim the liquidated damages as provided herein:

(i)            Storm Cat fails to reach [***];

(ii)           Storm Cat ceases Earning Operations with respect to capital spending on the Farmout Lands [***]; or

(iii)          Storm Cat fails to spend the Earning Expenditure Amount [***].

Should Storm Cat anticipate that a Terminating Event is likely to occur, EnCana shall consider reasonable extensions and/or alternative commitments provided that Storm Cat provides timely notice and reasonable justifications. Such reasonable justification for an extension shall include such things as rig availability, limited access due to weather and/or ground conditions and any regulatory approval delays.

5.2           Effect of Earning Phase Termination Notice

(a)           Upon Storm Cat’s receipt of the Earning Phase Termination Notice, Storm Cat shall no longer be entitled to thereafter earn and acquire any interests in and to the EnCana Assets.

(b)           The issuance of the Earning Phase Termination Notice by EnCana shall be in addition to and not in substitution for any other right or remedy which EnCana may have under this Agreement or at law.

ARTICLE 6

CONDUCT OF OPERATIONS FOLLOWING EARNING POINT

6.1           Conduct of Operations

(a)           From and after the issuance of the Earning Point Notice, and provided [***] working interest in the Farmout Lands pursuant to clause 3.4, the Operating Procedure shall govern all Joint Operations as between the parties on or in respect of the Joint Assets including, without limitation, complying with all terms and conditions of, and all maintenance and administration for, the EnCana Title Documents.

For this purpose:

(i)            the Farmout Lands shall become the Joint Lands;

(ii)           the EnCana Assets shall become the Joint Assets;

(iii)          the EnCana Title Documents shall become the Title Documents; and

(iv)          the EnCana Wells shall become the Wells;

under the Operating Procedure. For greater clarity, the Parties acknowledge that no Joint Operations will be conducted in respect of the Joint Assets until after the Earning Point Notice has been issued.

(b)           Subject to [***] electing to retain a [***] working interest in the Farmout Lands pursuant to clause 3.4 and [***] prior, [***] of all Joint Assets under the operating Procedure.

ARTICLE 7

AREA OF MUTUAL INTEREST

7.1           As between the EnCana and the Storm Cat, the parties agree that an Area of Mutual Interest (“AMI”) shall apply as to any available Crown and or Freehold lands which include and lie within one (1) mile of the Farmout Lands. The AMI shall be governed in accordance with the following terms and conditions:

(a)   Term: The initial term of the Area of Mutual Interest shall be in effect from the date of execution of this Farmin Offer Proposal by EnCana (“Effective Date”) and [***] and after such period has ended the Area of Mutual Interest shall be reduced to a boundary of one (1) mile surrounding the Farmout Lands [***].

(b)   Acquisitions:   If, at any time during the term of the Area of Mutual Interest, either party hereto acquires an interest in any Crown Lands or Freehold Lands of which fifty percent (50%) or more of the surface area lies within the Area of Mutual Interest, then the acquiring party shall promptly notify the other party in writing of the acquisition, detailing the consideration paid. The receiving party shall have twenty (20) days (“AMI Election Period”) from receipt of the acquisition notice in which to participate in the said acquisition to the extent of its AMI interest as set forth in Clause 11 (iii) below, by paying its proportionate share of the acquisition cost to the acquiring party within the said AMI Election Period.

(c)           AMI Interests:

Storm Cat                               [***]%

EnCana                                  [***]%

ARTICLE 8

INVENTORY AND WELLS

8.1           As of the date hereof EnCana owns certain production facilities and existing wells, equipment and inventory related to prior natural gas and water production from the Farmout Lands and EnCana agrees to grant Storm Cat the unrestricted right to use such wells, facilities, equipment and inventory or any portion thereof at Storm Cat’s sole cost, risk, expense and discretion. As of the Effective Date and prior to Earning Point Storm Cat shall assume all liabilities, obligations and operating costs applicable to such wells, facilities, equipment and inventory. After Earning Point ownership, costs and expenses related thereto shall be shared on a working interest basis.

8.1           Storm Cat agrees to reimburse EnCana for the Stockpile Inventory (see list of Stockpile Inventory attached hereto as Schedule “E”) in the amount of [***] within [***]of the Effective Date.

8.2           As to those wells that exist on the Farmout Lands as of [***] the parties agree that all liabilities and obligations applicable thereto shall be shared on a working interest basis. As to those wells drilled by Storm Cat as part of the Earning Operations, should Storm Cat cease to hold a working interest in the Farmout Lands it shall provide EnCana with a notice of its intention to abandon such well(s). EnCana upon receipt of such notice shall have a period of thirty (30) days to elect to take over such wel!(s) and assume all obligations and liabilities with respect to same. In the case EnCana does not elect to take over such well(s) Storm Cat shall proceed with the abandonment of such wells according to the applicable governmental regulations.

ARTICLE 9

WELL INFORMATION

9.1           Storm Cat shall provide EnCana with copies of all technical information derived from the Earning Operations, including without limitation, all information typically provided to EnCana pursuant to EnCana’s standard Well Data Requirement Sheet (attached hereto as Schedule “D”) which may include access to online databases for electronic drilling recorders. Subject to the disclosure to Fording Coal Limited described in Clause 9.2 hereof, such information will be treated as confidential by EnCana and shall not be disclosed to any outside party to this Agreement, unless mutually agreed in writing by the parties.

9.2           Storm Cat shall agree to be bound by all conditions and covenants contained in the said Multiple Mineral Development Agreement, including without limitation, EnCana’s common practice of providing al! well logs to Fording Coal Limited.

ARTICLE 10

GOVERNMENTAL TAX CREDITS AND INCENTIVES

10.1         Prior to earning its interest hereunder Storm Cat shall have the right and access to [***] of any and all governmental tax credits and or any other incentives which occur as a result of the Work and/or Earning Expenditure amounts performed and/or spent hereunder. Thereafter such credits and or incentives shall be shared on a participating interest basis.

ARTICLE 11

COUNTERPART EXECUTION

11.1         This Agreement may be executed in counterpart, no one copy of which need be executed by EnCana and Storm Cat. A valid and binding Agreement shall arise if and when counterpart execution pages are executed and delivered by EnCana and Storm Cat. Delivery of counterpart execution pages may be made by courier, facsimile, or email.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ENCANA OIL AND GAS PARTNERSHIP		STORM CAT ENERGY CORPORATION

Per:	/s/ Larry Weiers	Per:	/s/ J. Scott Zimmerman
	Larry Weiers, Vice President		J. Scott Zimmerman, President
And Chief Executive Officer

Per:		Per:	/s/ Paul Wiesner
Paul Wiesner, Chief Financial Officer

THIS IS SCHEDULE “A” ATTACHED TO AND FORMING PART OF THAT ELK VALLEY FARMIN AND OPERATING AGREEMENT MADE AS OF 30th DAY OF JUNE, 2005 BETWEEN ENCANA OIL AND GAS PARTNERSHIP AND STORM CAT ENERGY CORPORATION

FARMOUT LANDS

[***]

ENCANA WELLS

[***]

Well Name

[***]

CPA Format Well ID

[***]

THIS IS SCHEDULE “B” ATTACHED TO AND FORMING PART OF THAT ELK VALLEY FARMIN AND OPERATING AGREEMENT MADE AS OF 30th DAY OF JUNE, 2005 BETWEEN ENCANA OIL AND GAS PARTNERSHIP AND STORM CAT ENERGY CORPORATION

ENCANA STOCKPILE INVENTORY

Description		Quantity	Size	Serial #	Model #

North Star Meter Run	[***]

North Star Meter Run
Rig Tank (open) Barton
Water meter Barton
Water meter Barton Dry
Flow Meter Air
Compressor YS! Water
analysis meter

Barton Scanner
Solar Panel
Propane BBQ

Weatherford Drive units
Weatherford Top Drives
Electric Aerators
PC pump
PC pump
PC pump
PC pump
PC pump
PC pump
PC pump
PC pump
PC pump
PC pump
PC pump
PC pump
Pipe
Pipe
Pipe
Pipe

Pipe
Pipe
Sucker Rod
Sucker Rod
Co-Rod

Co-Rod	[***]
Co-Rod
Ball check scrubbers
Hose
Filter Cage
Propane Hose
Gaskets
Gaskets

Flange Bolts
Hammer Union RR
union RR union RR
union Expansion
Joint Blind flange
Blind flange Blind
flange Screwed
flange Screwed
flange Nails Hose
Ext. Ladder Cis-Can
Heaters Wheel
Barrel Insulation
Insulation Tarp
Water pump
Thermometers
Burner Control
Household Reg.

Regulator
valve
Heater Hood Jerry
Can Elbow Elbow
Tee Elbow Tee
Ball valve
Ball valve
Blind flange
Ball valve
Ball valve
Ball valve
Ball valve

Y Strainer	[***]
Check Valve
Check Valve
Tee
Bushing
Collars
Collars
Collars
Nipple
Nipple
Nipple
Nipple
Nipple
Nipple
Swedge
Swedge
Hex Plug
Hex Plug
Hex Plug
Hex Plug
Hex Plug
Cam Lock
Butterfly Valve
Barrel Buggy
Pipe Vice